Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Registration Statement Nos. 333-110207 and 33-81976 on Form S-3, and Registration Statement No. 333-82892 on Form S-8 of our report dated February 28, 2007, relating to the consolidated financial statements of TE Products Pipeline Company, Limited Partnership, appearing in this Annual Report on Form 10-K of TE Products Pipeline Company, Limited Partnership for the year ended December 31, 2006.
/s/ Deloitte & Touche LLP
Houston, Texas
February 28, 2007